UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2016 (October 24, 2016)

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

Set forth below is a preliminary estimate of New Mountain Finance Corporation’s (“the Company”, “we” or “our”) net asset value per share as of September 30, 2016 and a preliminary estimate of our net investment income per share range for the three months ended September 30, 2016. The following estimates are not a comprehensive statement of our financial condition or results for the period from December 31, 2015 through September 30, 2016. We advise you that our actual results for the three months ended September 30, 2016 may differ materially from these estimates, which are given only as of October 24, 2016, as a result of the completion of our financial closing procedures, final adjustments and other developments, including changes in interest rates or changes in the businesses to whom we have made loans or market and industry fluctuations, which may arise between now and the time that our financial results for the three months ended September 30, 2016 are finalized. This information is inherently uncertain.

As of October 24, 2016, we currently expect that the Company’s net investment income per share was between $0.34 and $0.35 for the three months ended September 30, 2016.

As of October 24, 2016, we estimate that our net asset value per share as of September 30, 2016 was approximately $13.25 to $13.30, which reflects an overall increase in market prices of our investments since June 30, 2016, but also includes a further mark down of the fair value of our investment in Transtar Holding Company from $11.4 million to approximately $3.8 million, due to its ongoing restructuring.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither Deloitte & Touche LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: October 24, 2016	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary

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